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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statements of Conectiv on Form S-3 (File No. 333-44219) and Form S-8 (File No. 333-50063) of our report dated February 7, 2000, on our audits of the consolidated finan-cial statements and financial statement schedules of Conectiv as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
___________________________
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2000